EXHIBIT 10.3

                            PATENT SECURITY AGREEMENT


         AGREEMENT dated as of January 20, 2006 made between Ovation Products Corporation, a Delaware corporation ("Debtor") and Andlinger & Company, Inc., a Delaware corporation, and its successors, permitted assigns, and other legal representatives ("Secured Party").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Debtor and Secured Party are parties to a Senior Secured Convertible Note Purchase Agreement, dated as of January 20, 2006 (the "Purchase Agreement"), pursuant to which Secured Party has agreed to purchase a certain Senior Secured Convertible Promissory Note (the "Note") from the Debtor;

         WHEREAS, Secured Party's willingness to enter into the Purchase Agreement and to purchase the Note is subject to the condition, among others, that Debtor execute and deliver this Patent Security Agreement;

         NOW, THEREFORE, in consideration of the premises and for one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in addition to, and not in limitation of, any rights of the Secured Party under the other Transaction Documents (as defined in the Purchase Agreement), Debtor hereby agrees for the benefit of Secured Party as follows:

         1.       DEFINITIONS.

         1.1 Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement of the Note.

         1.2      "PTO" shall mean the United States Patent and Trademark
Office.

         1.3 "Patents" shall mean all of the following now or hereafter owned by the Debtor :

                  (a) all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other country;

                  (b) all re-issues, continuations, divisions, continuations-in-part, renewals or extensions thereof;

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                  (c) the inventions disclosed or claimed in (a) and (b) above, including the right to make, use, practice and/or sell (or license or otherwise transfer or dispose of) the inventions disclosed or claimed in (a) and (b) above; and

                  (d) the right (but not the obligation) to make and prosecute applications for such Patents.

         Patents shall include but not be limited to those set forth on Schedule A attached hereto.

         1.4 "Patent Collateral" shall mean all of the Debtor 's right, title and interest in and to all of the Patents, the Patent License Rights, and the Patent Rights, and all additions, improvements, and accessions to, all substitutions for and replacements of, and all products and Proceeds (including insurance proceeds) of any and all of the foregoing, and all books and records and technical information and data describing or used in connection with any and all such rights, interests, assets or property; provided, however, that Patent Collateral shall exclude all rights of Debtor (except payment rights) to the extent that the inclusion of such rights would cause a default by Debtor under the terms of any agreement.

         1.5 "Patent License Rights" shall mean any and all past, present or future rights and interests of the Debtor pursuant to any and all past, present and future licensing agreements in favor of the Debtor , or to which the Debtor is a party, pertaining to any Patents or Patent Rights, owned or used by third parties in the past, present or future, including the right to enforce, sue and recover for, any past, present or future breach or violation of any such agreements but only to the extent that the inclusion thereof in this Agreement does not and will not cause a default under the terms of any agreement (except that all payment rights of Debtor shall be included in this Agreement).

         1.6 "Patent Rights" shall mean any and all past, present or future rights in, to and associated with the Patents throughout the world, whether arising under federal law, state law, common law, foreign law, or otherwise, including but not limited to the following: all such rights arising out of or associated with the Patents; the right (but not the obligation) to register claims under any federal, state or foreign patent law or regulation; the right (but not the obligation) to sue or bring opposition or bring cancellation proceedings for any and all past, present and future infringements of or any other damages or injury to the Patents or the Patent Rights, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, damage or injury; and the Patent License Rights.

         1.7 "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition or transfer of any right, interest, asset or property which constitutes Patent Collateral, any value received as a consequence of the ownership, possession, use or practice of any Patent Collateral, and any payment received from any insurer or other person or entity as a result of the destruction or the loss, theft or other involuntary conversion, of whatever nature, of any right, interest, asset or property which constitutes Patent Collateral.

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         2.  GRANT OF SECURITY; COLLATERAL ASSIGNMENT.

         2.1 Grant of Security Interest. As collateral security for the complete and timely performance and satisfaction of all Obligations (as defined in the Security Agreement between Debtor and Secured Party dated as of even date hereof ("Security Agreement")), the Debtor hereby unconditionally grants to Secured Party, a continuing security interest in and lien on the Patent Collateral, and pledges, mortgages and hypothecates the Patent Collateral to Secured Party.

         2.2 Supplemental to Transaction Documents. The parties expressly acknowledge and agree that they have executed and delivered the Transaction Documents pursuant to which the Debtor granted to Secured Party, a continuing security interest in and lien on the Collateral (as defined in the Security Agreement) (including the Patent Collateral). In no event shall this Patent Security Agreement, or the recordation of this Patent Security Agreement (or any document hereunder) with the PTO, or any other governmental or public office or agency, adversely affect or impair, in any way or to any extent, the other Transaction Documents, the security interest of Secured Party in the Collateral (including the Patent Collateral) pursuant to the other Transaction Documents, the attachment and perfection of such security interest under the UCC (as defined in the Security Agreement), or the present or future rights and interests of Secured Party in and to the Collateral under or in connection with this Patent Security Agreement, the other Transaction Documents, and/or the UCC. Any and all rights and interests of Secured Party in and to the Patent Collateral (and any and all obligations of the Debtor with respect to the Patent Collateral) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of Secured Party (and the obligations of the Debtor ) in, to or with respect to the Collateral (including the Patent Collateral) provided in or arising under or in connection with the other Transaction Documents.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTOR . The Debtor represents and warrants to, and covenants and agrees with, Secured Party, as follows (provided, however, that, notwithstanding anything herein to the contrary, none of the obligations and/or restrictions set forth in Section 3.1,
3.2 and 3.3 shall apply to any Patent Collateral that Debtor determines, in its reasonable business judgment, is no longer necessary or material to the conduct of its business or operations):

         3.1 Title. The Debtor will take all reasonable actions as necessary to defend its right, title and interests in and to the Patent Collateral against claims of any third parties.

         3.2 Maintenance of Patent Collateral. The Debtor shall take such reasonable actions (including but not limited to institution and maintenance of suits, proceedings or actions) necessary to maintain, protect, preserve, care for and enforce the Patent Collateral.

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         3.3 No Infringements. The Debtor shall use reasonable efforts to protect against any infringement or unauthorized or improper use of the Patents. To the best of Debtor's knowledge and belief, there is at present no material infringement or unauthorized or improper use of the Patents or the Patent Rights related thereto. In the event any such infringement or unauthorized or improper use by any third party has been reasonably established by the Debtor , the Debtor shall promptly notify Secured Party and Secured Party shall have the right to sue and recover therefor and to retain any and all damages so recovered or obtained.

         3.4 Recording at the PTO. Debtor acknowledges that Secured Party may cause this Patent Security Agreement and Schedule A along with any amendments made thereto to be recorded with the PTO.

         4. REMEDIES UPON AN EVENT OF DEFAULT. During the continuance of an Event of Default:

         (a) Secured Party may declare all Obligations secured hereby immediately due and payable and shall have all of the rights and remedies of a secured party under the UCC or under other applicable law.

         (b) Secured Party may notify any obligors with respect to the Patent Collateral of Secured Party's security interest and that such obligors are to make payments directly to Secured Party. Secured Party may send this notice in Debtor 's name or in Secured Party's name, and at Secured Party's request Debtor will join in Secured Party's notice, provide written confirmation of Secured Party's security interest and request that payment be sent to Secured Party. Secured Party may enforce this obligation by specific performance. Secured Party may collect all amounts due from such obligors. Upon and after notification by Secured Party to Debtor pursuant to this Section 4(b), Debtor shall hold any proceeds and collections of any of the Patent Collateral in trust for Secured Party and shall not commingle such proceeds or collections with any other of Debtor 's funds, and Debtor shall deliver all such proceeds to Secured Party immediately upon Debtor 's receipt thereof in the identical form received and duly endorsed or assigned to Secured Party.

         (c) Secured Party will give to the Debtor reasonable notice of the time and place of any public sale of Patent Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Such requirement of reasonable notice shall be met if such notice is delivered to the address of the Debtor set forth in the Purchase Agreement at least ten (10) days before the time of the proposed sale or disposition. Any such sale may take place from Debtor 's location or such other location as Secured Party may designate. Debtor shall remain liable for any deficiency in payment of the Obligations after any such sale.

         (d) No Obligation of Secured Party. Nothing herein shall be construed as obligating Secured Party to take any of the foregoing actions at any time.

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         5.  LIABILITIES, INDEMNITY AND COSTS.

         5.1 Liability for Uses of Patent Collateral. The Debtor shall be liable for any and all uses or misuses of and the practice, manufacture, sales (or other transfers or dispositions) of any of the Patent Collateral by the Debtor and its affiliates. The Debtor shall also be exclusively liable for any claim, suit, loss, damage, expense or liability arising out of or in connection with the fault, negligence, acts or omissions of the Debtor(regardless of whether such fault, negligence, acts or omissions occurred or occur prior to or after the applicable license termination).

         5.2 License Agreement Obligations. Nothing in this Patent Security Agreement shall relieve the Debtor from any performance of any covenant, agreement or obligation of the Debtor under any license agreement now or hereafter in effect licensing any part of the Patent Collateral, or from any liability to any licensee or licensor under any such license agreement or to any other party, or shall impose any liability on Secured Party for any act or omission of the Debtor in connection with any such license agreement.

         6. POWER OF ATTORNEY. The provisions of this Section 6 shall be subject in all events to the terms and conditions of the Purchase Agreement.

         6.1 Grant. For the purpose of enabling Secured Party to exercise the rights and remedies hereunder and only for such purpose, the Debtor hereby grants to Secured Party, and any officer or agent of Secured Party as Secured Party may designate in its sole discretion, a power of attorney, thereby constituting and appointing Secured Party (and Secured Party's designee) its true and lawful attorney-in-law and attorney-in-fact, effective upon the occurrence and during the continuation of an Event of Default, for the purpose of assigning, selling, licensing or otherwise transferring or disposing of all right, title and interest of the Debtor in and to any of the Patent Collateral in accordance with the terms hereof. The Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

         6.2 Irrevocable. The foregoing power of attorney is coupled with an interest and is irrevocable until this Patent Security Agreement is terminated.

         7. GENERAL PROVISIONS.

         7.1 Security Agreement Controls. This Patent Security Agreement is supplemental to the Security Agreement. In the event of any irreconcilable conflict between the provisions of this Patent Security Agreement and the Security Agreement the provisions most advantageous to Secured Party and most restrictive to Debtor shall control.

         7.2 Specific Enforcement. Due to the unique nature of the Patent Collateral, and in order to preserve its value, the Debtor agrees that the Debtor 's agreements, duties

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and obligations under this Patent Security Agreement shall be subject to specific enforcement and other appropriate equitable orders and remedies.

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         IN WITNESS WHEREOF, Debtor has caused this Patent Security Agreement to be executed by its duly authorized officer as of the date first written above.


WITNESS:                                 OVATION PRODUCTS CORPORATION


[Executed]                               By: /s/ William E. Lockwood
                                             -----------------------
                                         Name:   William E. Lockwood
                                         Title:  President


STATE:
COUNTY:                                                         January 20, 2006

         Then personally appeared the above-named William E. Lockwood and stated that he is a duly authorized President of Ovation Products Corporation (the "Corporation") and acknowledged the foregoing instrument to be his free act and deed, and the free act and deed of said Corporation, before me,


                                         /s/ Carolyn A. Power
                                         --------------------
                                         Notary Public - New Hampshire
                                         My Commission Expires: January 26, 2010




















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